Golub Capital BDC, Inc. Announces a Series of Debt Funding Structure Initiatives Aimed at Reducing Borrowing Costs and Providing Additional Investment Flexibility NEW YORK, November 18, 2024 – Golub Capital BDC, Inc. (“GBDC” or the “Company”), a business development company (Nasdaq: GBDC), and Golub Capital, today announced a series of debt funding structure initiatives expected to reduce GBDC’s prospective borrowing costs and provide additional investment flexibility: 1. On November 18, 2024, GBDC completed a $2.2 billion term debt securitization, also referred to as a collateralized loan obligation (CLO)(“2024 Debt Securitization”). The secured notes were issued by the Company’s consolidated subsidiary Golub Capital BDC CLO 8 LLC and are backed by a portfolio of collateral obligations consisting of middle market loans. 2. In connection with the 2024 Debt Securitization closing, GBDC fully redeemed three of its existing term debt securitization financings: the $602.4 million 2018 Debt Securitization, the $908.2 million GCIC 2018 Debt Securitization and the $398.9 million GBDC 3 2021 Debt Securitization (collectively, the “Legacy GBDC and GBDC 3 Term Debt Securitizations”). 3. On November 15, 2024, GBDC also issued a notice of redemption to redeem the $386.6 million GBDC 3 2022-2 Debt Securitization in full, which is expected to occur on December 16, 2024. 4. GBDC announced certain changes to existing bank lending relationships. The Company announced an increase of aggregate commitments under its senior secured revolving credit facility (the “JPM Credit Facility”) from $1,822.5 million to $1,897.5 million with the addition of one new bank lending relationship. Further, the Company announced that it expects to terminate the senior secured revolving credit facility (the “DB Credit Facility”) assumed in the acquisition of Golub Capital BDC 3, Inc. by merger. GBDC believes this series of transactions represents a meaningful evolution of GBDC’s debt funding structure and is compelling for GBDC stockholders for several reasons: • Reduction in borrowing costs: The 2024 Debt Securitization closing ($1.192 billion of senior AAA-rated notes priced at 3M SOFR plus 1.56%, and $171.6 million of junior AAA-rated notes priced at 3M SOFR plus 1.75%), redemption of the Legacy GBDC and GBDC 3 Term Debt Securitizations, and termination of the DB Credit Facility are expected to result in an immediate reduction in the Company’s overall weighted average cost of debt. • Extension of GBDC’s debt maturity ladder: The 2024 Debt Securitization closing (October 2036 legal maturity and October 2028 reinvestment period), redemption of the Legacy GBDC and GBDC 3 Term Debt Securitizations, and termination of the DB Credit Facility materially extends the weighted average maturity of GBDC’s debt funding structure. • Incremental available liquidity to make investments: The debt funding transactions provide for incremental liquidity, enabling GBDC to continue to provide first lien senior secured loans to healthy, resilient middle-market companies backed by strong, partnership-oriented private equity sponsors. • Maintains the Company’s differentiated ratings profile: The Company expects no changes to its differentiated credit ratings profile (Baa3 (Positive)/BBB (Stable)/BBB- (Stable)) from Moody’s, Fitch Ratings and S&P Global Ratings and expects to maintain a level of unsecured debt to total debt in excess of 40%. “GBDC has sought to deliver market-leading returns since its IPO in April 2010, and this evolution of the Company’s post-GBDC 3 merger debt funding structure is a significant step in furthering that objective,” said Matthew Benton, Chief Operating Officer of the Company. “These post-merger transactions, in combination with the incentive fee rate reduction that became permanent with the merger closing, achieves efficiencies of scale for the benefit of GBDC shareholders.” “Year-to-date Golub Capital has executed over $16 billion of securitizations across 23 unique transactions firmwide, retaining our spot as the market’s #1 issuer of middle market CLOs by volume. Completing the 2024 Debt Securitization for the benefit of GBDC shareholders, one of the largest CLOs on record, is a testament to the strength of the Golub Capital platform and leadership in the debt capital markets,” said Alan George, Head of Structured Products at Golub Capital. Golub Capital BDC, Inc. will host an earnings conference call at 10:00 a.m. (Eastern Time) on Wednesday, November 20, 2024. The Company will discuss its financial results for the quarter and the year ended September 30, 2024, and will provide additional detail on the aforementioned debt funding structure initiatives. All interested parties may participate in the conference call by dialing (888) 330-3529 approximately 10-15 minutes prior to the call; international callers should dial (646) 960-0656. Participants should reference Golub Capital BDC, Inc. when prompted. An archived replay of the call will be available shortly after the call until 11:59 p.m. (Eastern Time) on December 4, 2024. To hear the replay, please dial (800) 770-2030. International dialers, please dial (609) 800- 9909. For all replays, please reference program ID number 5111111.

About Golub Capital BDC, Inc. Golub Capital BDC, Inc. (“GBDC”) is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. GBDC invests primarily in one stop and other senior secured loans to middle market companies that are often sponsored by private equity investors. GBDC’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital LLC group of companies ("Golub Capital"). About Golub Capital Golub Capital is a market-leading, award-winning direct lender and experienced private credit manager. The firm specializes in delivering reliable, creative and compelling financing solutions to companies backed by private equity sponsors. Golub Capital’s sponsor finance expertise also forms the foundation of its Broadly Syndicated Loan and Credit Opportunities investment programs. Golub Capital nurtures long-term, win-win partnerships that inspire repeat business from private equity sponsors and investors. As of October 1, 2024, Golub Capital had over 1,000 employees and over $70 billion of capital under management, a gross measure of invested capital including leverage. The firm has offices in North America, Europe and Asia. For more information, please visit golubcapital.com. Forward-Looking Statements This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results could differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC, Inc. undertakes no duty to update any forward-looking statement made herein, whether as a result of new information, future events or otherwise, investors are advised to consult any additional disclosures that Golub Capital BDC, Inc. may make directly or through reports that it in the future files with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements speak only as of the date of this press release. Contact: Christopher Ericson 312-212-4036 cericson@golubcapital.com press@golubcapital.com Source: Golub Capital BDC, Inc.